UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 25, 2014

Commission File Number	Registrant; State of Incorporation; Address; and Telephone Number	IRS Employer Identification No.

1-9513	CMS ENERGY CORPORATION (A Michigan Corporation) One Energy Plaza Jackson, Michigan 49201 (517) 788-0550	38-2726431

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 25, 2014, CMS Energy Corporation amended its $180 million unsecured Term Loan Credit Agreement (the “Agreement”) with JPMorgan Chase Bank, N.A., Bank of America, N.A. and Union Bank, N.A. (the “Banks”) and JPMorgan Chase Bank, N.A., as administrative agent. The Agreement was originally entered into on December 15, 2011, and was amended on February 8, 2013 to reduce the pricing terms in the Agreement. The Agreement was filed as Exhibit 10.1 to the 8-K filed December 20, 2011 and is incorporated by reference herein.

The effect of the April 25, 2014 amendment is to reduce the pricing terms in the Agreement and extend the maturity date from December 15, 2016 to April 25, 2017.

The Banks have provided banking and underwriting services to CMS Energy Corporation in the ordinary course of business.

The foregoing description of the amendment does not purport to be complete and is qualified in its entirety by the provisions of the amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1    Amendment No. 2 dated as of April 25, 2014 to $180,000,000 Term Loan Credit Agreement dated as of December 15, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CMS ENERGY CORPORATION

Dated: April 30, 2014	By:	/s/ Thomas J. Webb
Thomas J. Webb
Executive Vice President and
Chief Financial Officer

Exhibit Index

10. 1 Amendment No. 2 dated as of April 25, 2014 to $180,000,000 Term Loan Credit Agreement dated as of December 15, 2011